TRAVELERS VARIABLE LIFE ACCUMULATOR (SERIES 3)
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6



ILLUSTRATED CONTRACT INSURED

        Male age 38 preferred nonsmoker
        $670,000 Face Amount with Death Benefit Option 1
        $8,000.00 planned annual premium paid annually on the policy anniversary

        12% Hypothetical Gross Annual Investment Option Return
        Current Cost-of-Insurance Rates

POLICY VALUE

        ENDING           [ Beginning Policy Value + Net Premium - Monthly Deduction - COI Deduction ]    X
        POLICY        =  Net Investment Factor
        VALUE

                      =  [ $28,976.23 + $7,520.00 - $0.00 - $131.63 ]                        X            1.007890104

                      =  $36,651.52


        Derivation of Investment Option Return:               10.54%

                                          Gross Investment Option Rate of Return:                                     12.00%
                              LESS        Assumed Asset Charges: *                                                     1.46%
                                                                                                         --------------------
                                                                                                                      10.54%

               * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment
                        Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

        PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES
        (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

        NET PREMIUM             =              Gross Premium         LESS         Premium Expense Charge
                                =                      $8,000        LESS         $8,000.00 x 6.00%
                                =                      $7,520

                     I) Premium Expense Charge equals 6.00% of Gross premiums received.

        MONTHLY
        DEDUCTION               =         Policy Fee + Administrative Expense Charge
                                =                       $0.00          +          $0.00
                                =                       $0.00

                    II) Policy Fee for this example is $0.00
                   III) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

                        Administrative Expense Charge                  =          $0.00

        COI
        DEDUCTION               =         Net Amount at Risk        X             COI Rate
                                =         $631,317.52                  X          0.00020850000
                                =         $131.63

                 TRAVELERS VARIABLE LIFE ACCUMULATOR (SERIES 3)
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

                    IV) The Currect monthly Cost-of-Insurance rate is 0.00020850000

                        Subtotal 1                 =          Beginning Policy Value                     PLUS
                                                              Net Premium                                LESS
                                                              Monthly Deduction

                                                   =                   $28,976.23 PLUS
                                                                        $7,520.00 LESS
                                                                            $0.00

                                                   =                   $36,496.23

                        Subtotal 2                 =          Corridor Percentage           X            Subtotal 1
                                                   =                 2.36                   X            $28,976.23
                                                   =           $68,383.90

                        Minimum
                        Death                      =          The greater of Subtotal 2 and the Face Amount
                        Benefit
                                                   =          The greater of $68,383.90 and $670,000.00

                                                   =          $670,000.00

                        Net Amount                 =          Minimum Death Benefit / 1.0032737          LESS
                        at Risk                               Subtotal 1

                                                   =                  $667,813.75 LESS
                                                                      $36,496.23

                                                   =                  $631,317.52

        NET INVESTMENT FACTOR

                        The Net Investment Factor is calculated each day the New
                        York Stock Exchange is open for trading (a Valuation
                        Date). The period between successive Valuation Dates is called a Valuation Period.

                        We determine the Net Investment Factor for any Valuation
                        Period using the following equation: ( A / B ) - C where:

                        A is:             1. The net asset value per share of Fund held in the Investment Option as of the
                                          Valuation Date;    PLUS
                                          2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation
                                          period just ended;    PLUS or MINUS
                                          3. A per-share charge or credit, as we may determine on the Valuation Date for
                                          tax reserves;   and

                        B is:             1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS
                                          2. The per-share unit charge or credit for tax reserves as of the end of the last
                                          prior Valuation Date;   and

                        C is the applicable Investment Optiuon deduction for the Valuation Period.

                        For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

                     V) The currect year Mortality and Expense (M&E) charge is 0.65%

                        Net
                        Investment                 =          [ 1 + Investment Option Return - Current Year M&E Charge ] (1/12)
                        Factor
                                                   =          [ 1 + 10.54% - 0.65% ]^(1/12)

                                                   =          1.007890104

                 TRAVELERS VARIABLE LIFE ACCUMULATOR (SERIES 3)
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

        The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                          BEGINNING                                                               NET         ENDING
            POLICY       POLICY              POLICY             NET          MONTHLY             COI       INVESTMENT         POLICY
             YEAR         MONTH               VALUE         PREMIUM        DEDUCTION       DEDUCTION           FACTOR          VALUE
             ----         -----               -----         -------        ---------       ---------           ------          -----
               5            1             28,976.23          $7,520             0.00          131.63      1.007890104      36,651.52
               5            2             36,651.52              $0             0.00          131.60      1.007890104      36,808.07
               5            3             36,808.07              $0             0.00          131.56      1.007890104      36,965.89
               5            4             36,965.89              $0             0.00          131.53      1.007890104      37,124.98
               5            5             37,124.98              $0             0.00          131.50      1.007890104      37,285.37
               5            6             37,285.37              $0             0.00          131.47      1.007890104      37,447.05
               5            7             37,447.05              $0             0.00          131.43      1.007890104      37,610.04
               5            8             37,610.04              $0             0.00          131.40      1.007890104      37,774.35
               5            9             37,774.35              $0             0.00          131.36      1.007890104      37,940.00
               5           10             37,940.00              $0             0.00          131.33      1.007890104      38,106.98
               5           11             38,106.98              $0             0.00          131.29      1.007890104      38,275.32
               5           12             38,275.32              $0             0.00          131.26      1.007890104      38,445.02

SURRENDER VALUE

        Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.

        Surrender                         Surrender                               Initial
        Charge                  =         Charge per                              Face
                                          $1,000 of                    x          Amount
                                          Face Amount                             per $1,000


                                =                $2.95                 x                   $670

                                =         $1,976.50

        Surrender                         Ending Policy                           Surrender
        Value                   =         Value                        -          Charge

                                =                  $38,445.02          -          $1,976.50

                                =                  $36,468.52

DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

                      a)Face amount on the date of death, or

                      b)The percentage of the policy value shown in compliance with Federal Law Provisions

                        For our example, the percentage of the policy value in compliance with Federal Law Provisions is 236%.

        Death
        Benefit at              =         The greater of (236% x End of Year Policy Value) or $670,000.00 the End of
        Year 5
                                =         The greater of $90,730.26 or $670,000.00

                                =                    $670,000

                 TRAVELERS VARIABLE LIFE ACCUMULATOR (SERIES 3)
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

       Monthly Cost-of-Insurance rates vary by policy year.
       M&E charge declines to 0.40% in policy years 6-15 and is zero thereafter. Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0. The rates for the 38 year old illustrated are outlined as follows:

                             Surrender                               Surrender
              Policy         Charge                 Policy           Charge
               Year          Per $1,000              Year            Per $1,000

                 1                $4.91               6                   $2.46
                 2                $4.42               7                   $1.96
                 3                $3.93               8                   $1.47
                 4                $3.44               9                   $0.98
                 5                $2.95               10                  $0.49

        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.